MADSEN & ASSOCIATES, CPA’s INC.	684 East Vine St. #3
Certified Public Accountants and Business Consultants	Murray, Utah 84107
Telephone 801-268-2632
Fax 801-262-3978

July 28, 2008

United States Securities and Exchange Commission

Division of Corporate Finance

450 Fifth Street, N.W.

Washington, D.C. 20549

To Whom It May Concern:

We have read Item 4.01 of Form 8-K dated July 28, 2008 of Parks! America, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant therein contained.

Very truly yours,

/s/ Madsen & Associates, CPA’s Inc.